                                                                  EXHIBIT 10.7.1


         Pooling agreements between the Company and the following former shareholders of Artwise also exist; they are identical to the pooling agreement in Exhibit 10.7 except for the name and number of shares, as follows: Mr. Marchewicz, relating to 19,861 shares of Common Stock; Mr. Strehle, relating to 19,861 shares of Common Stock; Mr. Schonenberger, relating to 2,841 shares of Common Stock; and Mr. Bernecker, relating to 3,724 shares of Common Stock.